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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑ Definitive Proxy Statement
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Cavco Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Phoenix, Arizona 85004 602-256-6263

May 20, 2005

Dear Stockholders:

It is our pleasure to invite you to attend the Cavco Industries, Inc. 2005 Annual Meeting of Stockholders. The meeting will be held on Tuesday, June 21, 2005 at 9:00 a.m. (M.S.T.) at Cavco’s offices, 1001 N. Central Avenue, Suite 800, in Phoenix, Arizona. The attached Notice of Annual Meeting and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as directors.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone, or by completing, signing, dating, and returning the accompanying proxy in the enclosed envelope. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.

Thank you for your support.

Sincerely,

Cavco Industries, Inc.

Joseph H. Stegmayer
Chairman of the Board of Directors
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders of Cavco Industries, Inc.

Time:	9:00 a.m. (M.S.T.), Tuesday, June 21, 2005

Place:	Cavco Industries’ Offices
1001 N. Central Avenue, Suite 800
Phoenix, Arizona 85004

Items of Business:	1.	To elect two directors comprising a class of directors to serve until the annual meeting of stockholders in 2008, or until their successors have been elected and qualified.

	2.	To vote upon the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2006.

	3.	To vote upon a proposal to approve the Cavco Industries, Inc. 2005 Stock Incentive Plan.

	4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Annual Reports:	The 2005 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, is enclosed.

Who Can Vote:	You can vote if you were a stockholder of record at the close of business on May 6, 2005.

Date of Mailing:	This Notice and Proxy Statement are first being mailed to stockholders on or about May 20, 2005.

By Order of the Board of Directors

SEAN K. NOLEN
Vice President, Chief Financial Officer,
Treasurer and Secretary

Phoenix, Arizona
May 20, 2005

To ensure representation of your shares at the annual meeting, you must vote and submit the proxy by telephone, over the Internet or by mail in the manner described in the accompanying proxy. All stockholders are encouraged to review the accompanying proxy statement.

-i-

CAVCO INDUSTRIES, INC.

PROXY STATEMENT

Annual Meeting of Stockholders
to be Held June 21, 2005

INTRODUCTION

     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Cavco Industries, Inc., a Delaware corporation (“Cavco”), for use at the annual meeting of stockholders of Cavco to be held on June 21, 2005, and at any adjournment thereof. The mailing address of Cavco’s executive offices is 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. This proxy statement and accompanying proxy are being mailed to stockholders on or about May 20, 2005.

Purposes of the Annual Meeting

     At the annual meeting, action will be taken on the following matters:

(1)	Election of two directors comprising a class of directors to serve until the annual meeting of stockholders in 2008, or until their successors have been elected and qualified.

(2)	Ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2006.

(3)	A proposal to approve the Cavco Industries, Inc. 2005 Stock Incentive Plan.

(4)	Such other business as may properly come before the meeting.

     Our board of directors does not know of any matters that may be acted upon at the annual meeting other than the matters set forth in items (1), (2) and (3) above.

Recommendation of the Board of Directors

     Our board recommends a vote FOR the election of the nominees for director named in the accompanying proxy, a vote FOR the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2006 and a vote FOR the approval of the Cavco Industries, Inc. 2005 Stock Incentive Plan.

ABOUT THE MEETING

Who Can Vote

     Record holders of common stock, par value $.01 per share, of Cavco at the close of business on May 6, 2005 may vote at the annual meeting. On that date, the issued and outstanding capital stock of Cavco entitled to vote at the annual meeting consisted of 6,288,730 shares of common stock. Each holder of common stock will be entitled to one vote per share on the election of directors and each other matter that is described above or that may be properly brought before the meeting. There are no cumulative voting rights.

How You Can Vote

     Stockholders can vote their shares of common stock at the annual meeting by voting and submitting the accompanying proxy by telephone, over the Internet, or by completing, signing, dating and returning the proxy in the enclosed envelope.

How Proxies Will be Voted

     Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the annual meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted FOR the election of the nominees for director named in the proxy, FOR the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2006 and FOR the approval of the Cavco Industries, Inc. 2005 Stock Incentive Plan.

     Our board does not intend to present, and has no information that others will present, any business at the annual meeting other than as is set forth in the attached notice of the meeting. However, if other matters requiring the vote of stockholders come before the annual meeting, the persons named in the accompanying proxy intend to vote the proxies held by them in accordance with their best judgment in such matters.

How to Revoke Your Proxy

     You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the annual meeting and voting in person or by written notice to Cavco addressed to Sean K. Nolen, Secretary, Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. No such revocation will be effective, however, unless received by us at or prior to the annual meeting. Attending the meeting does not revoke your proxy.

Quorum and Required Vote

     The presence at the annual meeting, in person or by proxy, of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum.

     The two nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. The ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm will be approved if the proposal receives the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the proposal. The Cavco Industries, Inc. 2005 Stock Incentive Plan will be approved if the proposal receives the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the proposal. Abstentions and broker non-votes will have no effect on the election of directors, the ratification of the appointment of Ernst & Young LLP or the proposal to approve the Cavco Industries, Inc. 2005 Stock Incentive Plan.

Expenses of Soliciting Proxies

     We will bear the cost of soliciting proxies for the annual meeting. Solicitation may be made by mail, personal interview, telephone or other electronic means by our officers and other employees, who will receive no additional compensation therefor.

STOCK OWNERSHIP

Management

     The following table sets forth information, as of May 6, 2005, with respect to the beneficial ownership of shares of Cavco common stock by each director, director nominee and executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and executive officers of Cavco as a group (7 persons). Except as otherwise indicated, all shares are owned directly, and the owner has sole voting and investment power with respect thereto.

	Cavco Common Stock (1)
	Number of Shares		Percent
Name of Beneficial Owner	Beneficially Owned		of Class
David L. Blank	22,500		*
Steven G. Bunger	11,250		*
Jacqueline Dout	11,250		*
Jack Hanna	11,250		*
Sean K. Nolen	51,500		*
Joseph H. Stegmayer	349,357	(2)(3)	5.35%
Michael H. Thomas	11,250		*
All directors, director nominees and executive officers of Cavco as a group (7 persons)	468,357		7.05%

*	Less than 1%.

(1)	Shares covered by stock options that are outstanding under the Cavco Industries, Inc. Stock Incentive Plan and exercisable on May 6, 2005 or within 60 days thereafter are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Blank - 22,500 shares; Mr. Bunger – 11,250 shares; Ms. Dout – 11,250 shares; Mr. Hanna – 11,250 shares; Mr. Nolen – 51,500 shares; Mr. Stegmayer – 222,790 shares; Mr. Thomas – 11,250 shares; and all directors, director nominees and executive officers of Cavco as a group – 341,790 shares.

(2)	Includes 55,096 shares of restricted stock. Mr. Stegmayer has the right to vote and receive dividends on the shares of restricted stock. These shares were part of a grant of restricted stock made by Cavco to Mr. Stegmayer in fiscal year 2004 pursuant to the terms of his employment agreement with Cavco. This grant is described in more detail in the Summary Compensation Table.

(3)	On May 17, 2005, Cavco granted to Mr. Stegmayer an option to purchase an aggregate of 65,500 shares of common stock, in accordance with the terms of his employment agreement with Cavco. The option has a seven-year term and becomes exercisable at the rate of 25% on the date of grant and an additional 25% on each of the first three anniversaries of the date of grant. See “Certain Transactions”. The share ownership information for Mr. Stegmayer shown in the table includes 16,375 shares that Mr. Stegmayer may acquire upon exercise of the option, representing the vested portion of the option on the date of grant.

Principal Stockholders

     The following table sets forth information, as of May 6, 2005, with respect to the persons, other than Mr. Stegmayer, known by Cavco to beneficially own more than five percent of the outstanding shares of Cavco common stock. Information regarding Mr. Stegmayer’s beneficial ownership of Cavco common stock is set forth under “Management” above.

	Cavco Common Stock
	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned (1)	of Class
Mario J. Gabelli (2)	1,318,336	20.96%
One Corporate Center
Rye, New York 10580-1435

Arthur Wrubel (3)	515,472	8.20%
535 Madison Avenue
26th Floor
New York, New York 10022

Wachovia Corporation (4)	435,782	6.93%
One Wachovia Center
Charlotte, North Carolina 28288-0137

(1)	For purposes of this table, the share ownership numbers as of December 31, 2004 disclosed in the SEC filings described in footnotes 3 and 4 below have been adjusted by us to take into account the two-for-one split of Cavco common stock effected on January 31, 2005.

(2)	Based solely on information contained in a Schedule 13D filed by Mario J. Gabelli and certain other reporting persons with the SEC on April 20, 2005 with respect to shares of Cavco common stock beneficially owned as of April 15, 2005, but calculating the percentage shown by dividing the number of such shares of Cavco common stock by the total number of shares of Cavco common stock issued and outstanding on May 6, 2005. In the Schedule 13D, the reporting persons do not affirm the existence of a group. The Schedule 13D discloses that the reporting persons, taken as a whole, had sole voting power as to 1,267,336 shares and sole dispositive power as to 1,318,336 shares and did not have shared voting or shared dispositive power as to any shares. The other reporting persons are Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Securities, Inc., Gabelli Advisers, Inc., MJG Associates, Inc., Gabelli Group Capital Partners, Inc. and Gabelli Asset Management Inc.

(3)	Based solely on information contained in a Schedule 13G filed by Arthur Wrubel and AW Asset Management, L.L.C. with the SEC on February 9, 2005 with respect to shares of Cavco common stock beneficially owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares of Cavco common stock by the total number of shares of Cavco common stock issued and outstanding on May 6, 2005. According to the Schedule 13G, the reporting persons had shared voting and shared dispositive power as to 515,472 shares and did not have sole voting or sole dispositive power as to any shares.

(4)	Based solely on information contained in a Schedule 13G filed by Wachovia Corporation with the SEC on February 16, 2005 with respect to shares of Cavco common stock beneficially owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares of Cavco common stock by the total number of shares of Cavco common stock issued and outstanding on May 6, 2005. According to the Schedule 13G, the shares are being reported by certain subsidiaries of Wachovia that are investment advisors for mutual funds or other clients who beneficially own the shares. The Schedule 13G discloses that the reporting persons had sole voting power as to 428,844 shares, shared voting power as to 70 shares, sole dispositive power as to 431,682 shares and did not have shared dispositive power as to any shares.

ELECTION OF DIRECTORS AND RELATED MATTERS

     Cavco’s certificate of incorporation and bylaws provide for the division of the board of directors into three classes, with the directors in each class to hold office for staggered terms of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the entire board. There are presently two directors in the class whose term expires at the annual meeting, two directors in the class whose term expires at the 2006 annual meeting and one director in the class whose term expires at the 2007 annual meeting. Each director holds office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

     Joseph H. Stegmayer and Michael H. Thomas, members of the board whose terms expire at the annual meeting, will stand for re-election at the meeting. Each of these persons has been nominated for continued service as a director by our independent directors and the full board pursuant to the procedures described under “Director Nominating Process” below. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying proxy will be voted for the election of these two nominees or, if the nominees become unavailable (which we do not anticipate), for such substitute nominees as the board shall designate. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect each nominee. The board recommends that the stockholders vote FOR the election of such nominees. The biographical information appearing below regarding the nominees for director and the continuing directors has been furnished to Cavco by the respective nominees and directors.

     Our board of directors has determined that all the members of the board, other than Joseph H. Stegmayer, who is an employee of Cavco, are “independent” in accordance with (1) the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules adopted by the SEC thereunder and (2) the applicable listing standards of the Nasdaq National Market and rules of the National Association of Securities Dealers, Inc. (the “NASD”).

Nominees for Director Standing for Election

     Joseph H. Stegmayer, 54, serves as our Chairman of the Board, President and Chief Executive Officer. He has served as President and Chief Executive Officer and as a member of the board of directors of Cavco and its predecessor since March 2001. Mr. Stegmayer also served as President of Centex Corporation’s manufactured housing holding company, Centex Manufactured Housing Group, LLC, from September 2000 until Cavco’s spin-off from Centex Corporation in June 2003. Prior to joining Cavco, Mr. Stegmayer served from January 1998 to September 2000 as President – Retail Operations and Chief Financial Officer of Champion Enterprises, Inc., a publicly traded company that builds and sells manufactured homes. From 1993 until January 1998, he served as President, Vice Chairman and Chairman of the Executive Committee of Clayton Homes, Inc., a company that builds, sells, finances and insures manufactured homes and operates planned housing communities.

     Michael H. Thomas, 55, is a member of our audit committee and compensation committee and has been a member of our board since 2003. Mr. Thomas is a principal of Stonehenge Partners, one of the largest private equity firms in Central Ohio. Mr. Thomas is responsible for sourcing, structuring, closing, and monitoring existing and new investments. Prior to joining Stonehenge Partners in August 1999, Mr. Thomas co-founded and was Executive Vice President and Treasurer of JMAC, Inc., the private investment company of the McConnell family of Columbus, Ohio. His activities included direct investments in the financial services, publishing, health care, real estate and manufacturing sectors. He was also responsible for the family’s financial estate and income tax planning. Previously, Mr. Thomas worked for Ernst & Young and served as director of the firm’s Columbus, Ohio tax practice.

Continuing Directors

     Term Expiring in 2006

     Steven G. Bunger, 44, is a member of our audit committee and has been a member of our board since April 2004. Since 2001, he has served as Chairman of the Board of Mobile Mini, Inc., the nation’s largest publicly owned provider of portable storage containers and mobile offices. He is also the President and Chief Executive Officer of Mobile Mini, having served in those capacities since 1997. Mr. Bunger joined Mobile Mini in 1983. Since that time, he has held numerous positions with Mobile Mini, including Vice President of Operations and Marketing and Executive Vice President and Chief Operating Officer.

     Jack Hanna, 58, is chairman of our compensation committee, was previously a member of our audit committee and has been a member of our board since 2003. Mr. Hanna serves as President and Chief Executive Officer of a media production company based in Columbus, Ohio. Among its productions is a nationally syndicated, educational and conservation-oriented program. He previously was Chief Executive Officer and Director of the Columbus Zoo and Aquarium. Mr. Hanna is also a member of the board of trustees for both Muskingum College and Kiski Preparatory School.

     Term Expiring in 2007

     Jacqueline Dout, 50, is chairperson of our audit committee, a member of our compensation committee and has been a member of our board since 2003. Ms. Dout serves as Senior Vice President, Chief Financial Officer and Secretary for Pella Corporation in Pella, Iowa, a retail brand company that produces building products. She is responsible for corporate development, financial functions, general counsel, shareholder relations and information technology. Prior to joining Pella, Ms. Dout was President of JJB Enterprises, Inc. of Detroit, Michigan, and previously served as Executive Vice President and Chief Financial Officer of Champion Enterprises, Inc., a publicly traded manufactured home builder and retailer. She is a past director of McKay Communications, Inc. and the Association of Financial Professionals. Ms. Dout is also a former member of the board of visitors for Oakland University School of Business, and a former member of the board of trustees for Barat College.

Board Compensation

     Board members who are not employees of Cavco or any of its subsidiaries receive compensation in the amount of $8,000 per year and $1,000 for each board meeting attended. The chairperson of the audit committee receives $2,000 per year for serving as such. In addition, each member of a board committee receives a fee of $500 for each committee meeting attended.

     Upon commencement of service, each of our non-employee directors received a grant of options to purchase 10,000 shares of Cavco common stock (which options were proportionately adjusted to take into account the two-for-one split of Cavco common stock effected in January 2005). Any new non-employee directors will also receive, upon commencement of service, a grant of options to purchase 20,000 shares of common stock (taking into account the two-for-one stock split). In addition, on an annual basis, each non-employee director receives a grant of options to purchase 5,000 shares of common stock (taking into account the two-for-one stock split) for each year of service. Options granted to non-employee directors entitle them to purchase shares of common stock at an exercise price equal to the fair market value of such shares on the date of grant. The options have a seven-year term and become exercisable at the rate of 25% on the date of grant and an additional 25% on each of the first three anniversaries of the date of grant.

     All board members are reimbursed for reasonable expenses of attending board and committee meetings. Directors who are employees of Cavco or its subsidiaries receive no compensation for board service.

Board and Committee Meetings

     During Cavco’s fiscal year ended March 31, 2005, our board held four regularly scheduled meetings and each director attended all of the meetings of the board. In addition, all directors attended all their respective committee meetings.

     All board members are expected to attend our annual meetings of stockholders, unless an emergency prevents them from doing so. At our 2004 annual meeting of stockholders, all directors who were serving at the time were present.

Director Nominating Process

     Selection by Independent Directors. The board of directors has adopted resolutions, as required by Nasdaq National Market rules, providing for the nomination of directors by the independent directors of the board. The board’s director nominating process involves independent directors and the entire board and promotes flexibility and independence. Initially, director nominees are identified and screened by all independent directors. Then, director nominees are considered and voted upon by all independent directors (other than nominees), then by all independent directors, and finally by the entire board. The board may form a nominating committee in the future at such time as the board determines that a committee structure is necessary or useful in the director nominating process.

     Director Qualifications. The independent directors evaluate potential director nominees according to the following criteria:

•	Decisions for nominating candidates are based on the business and corporate governance needs of Cavco. If the need for a director exists, then candidates are evaluated on the basis of merit, qualifications, performance and competency.

•	The independent directors consider the composition of the entire board when evaluating individual directors, including the diversity of experience and background represented by the board; the need for financial, business, academic, public or other expertise on the board and its committees; and the desire for directors working cooperatively to represent the best interests of Cavco, its stockholders and employees, and not any particular constituency.

•	A majority of our board must be comprised of “independent” directors in accordance with applicable SEC rules and Nasdaq National Market listing standards.

•	We seek directors with the highest personal and professional character and integrity who have outstanding records of accomplishment in diverse fields of endeavor, and who have obtained leadership positions in their chosen business or profession.

•	Candidates must be willing and able to devote the necessary time to discharge their duties as a director, and should have the desire to represent and evaluate the interests of Cavco as a whole.

•	Candidates must be free of conflicts of interest that would interfere with their ability to discharge their duties as a director or that would violate any applicable law or regulation.

•	Candidates must also meet any other criteria as determined by the independent directors, which may differ from time to time.

     Nominations by Stockholders. Our bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations for the election of directors;

•	propose that a director be removed; or

•	propose any other business to be brought before an annual meeting of stockholders.

     Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with, among other specified information, the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership;

•	the names of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with such persons; and

•	the number of shares that such persons beneficially own.

     To be timely, a stockholder must deliver notice:

•	in connection with an annual meeting of stockholders, not less than 90 nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held; or

•	in connection with a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting.

     In order to submit a nomination for our board of directors, a stockholder must also submit information with respect to the nominee that we would be required to include in a proxy statement, as well as other specified information. If a stockholder fails to follow the required procedures, the stockholder’s nominee or proposal will be ineligible for election or other action and will not be voted on by our stockholders.

Audit Committee

     Our audit committee is composed of three directors who satisfy the independence requirements set forth in (1) Section 10A(m) of the Exchange Act and the rules adopted by the SEC thereunder and (2) applicable Nasdaq National Market listing standards and NASD rules. The audit committee functions under a charter, which was adopted by our board of directors on September 22, 2003.

     The board of directors has determined that one or more of the members of the audit committee meets the definition of “audit committee financial expert” as such term is defined under SEC rules. Jacqueline Dout, the chairperson of the audit committee, is currently the Chief Financial Officer of Pella Corporation, a large, privately held company that produces building products. Prior to that position, Ms. Dout was the Executive Vice President and Chief Financial Officer of Champion Enterprises, Inc., a publicly traded company that builds and sells manufactured homes. Accordingly, she is one of the members of the audit committee who meets the definition of an “audit committee financial expert” under SEC rules.

     The audit committee assists the board in its general oversight of (1) the quality and integrity of Cavco’s accounting, auditing and financial reporting practices and processes, (2) the financial information to be provided to Cavco stockholders, (3) the systems of internal control established by management, the audit committee and the board, (4) compliance with Cavco’s code of ethics, (5) the independence, qualification and performance of Cavco’s independent auditors and (6) Cavco’s internal and external audit process.

     The following are certain key responsibilities of the audit committee:

•	the selection, appointment, compensation, evaluation, retention and oversight of the work of any independent auditors engaged to issue an audit report or related work or performing other audit, review or attest services for Cavco, including all audit engagement fees, and approving all non-audit services

•	establishment of procedures for (1) the receipt, retention and treatment of complaints received by Cavco regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by Cavco employees of concerns regarding questionable accounting or auditing matters

•	discuss the annual audited financial statements and quarterly financial statements of Cavco and other significant financial disclosures (including press releases and financial information and earnings guidance provided to analysts and, if applicable, rating agencies) with management and the independent auditors of Cavco

•	discuss policies with respect to risk assessment and risk management

•	prepare the report required to be included in Cavco’s annual proxy statement regarding review of financial statements and auditor independence (the report for fiscal year 2005 is included below)

•	review and reassess at least annually the adequacy of the audit committee charter and recommend appropriate changes to the board.

     The audit committee also reviews Cavco’s corporate compliance program. The audit committee meets separately with the independent auditors, outside the presence of Cavco’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.

     During the last fiscal year, the audit committee met five times. All of the members attended all the meetings.

Report of Audit Committee

To the Board of Directors of Cavco Industries, Inc.:

     We have reviewed and discussed with management Cavco Industries, Inc.’s audited financial statements as of and for the year ended March 31, 2005.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Auditors.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Cavco Industries, Inc. and its affiliates is compatible with the auditors’ independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Cavco Industries, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2005.

Audit Committee of the Board of Directors

Jacqueline Dout, Chairperson
Steven G. Bunger
Michael H. Thomas
May 17, 2005

Compensation Committee

     Our compensation committee is composed of three “non-employee directors”, as defined by Rule 16b-3(b)(3) promulgated under the Exchange Act, who are independent under applicable Nasdaq National Market listing standards and NASD rules. Pursuant to its charter, the compensation committee assists the board in:

•	assessing whether the various compensation programs of Cavco are designed to attract, motivate and retain the senior management necessary for Cavco to deliver superior results and are performance based, market driven and stockholder aligned,

•	its oversight of specific incentive compensation plans adopted by Cavco, with the approval of the compensation committee, including stock plans and short-term and long-term incentive compensation plans for members of senior management of Cavco,

•	its approval, review and oversight of benefit plans of Cavco and

•	its oversight of the performance and compensation of the Chief Executive Officer of Cavco and the other members of senior management of Cavco.

     During the last fiscal year, the compensation committee met two times. All the members attended both meetings.

Communicating With Our Board

     You can communicate with any member of our board of directors by sending the communication to Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004, to the attention of the director or directors of your choice. We relay these communications addressed in this manner as appropriate. Communications addressed to the attention of “The Board of Directors” are forwarded to the chairperson of our audit committee for review and further handling.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years (or such shorter period of time during which such person was an executive officer) awarded to or earned by the Chief Executive Officer of Cavco and the two other executive officers of Cavco at the end of fiscal year 2005. We refer to these persons as the named executive officers.

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation		Awards
				Restricted		Securities	All Other
				Stock		Underlying	Compen-
Name and	Fiscal			Award(s)		Options (1)	sation
Principal Position	Year	Salary ($)	Bonus ($)	($)		(#)	($)(4)
Joseph H. Stegmayer,	2005	235,688	927,360	—		68,000	—
Chairman of the Board,	2004	225,000	477,240	1,000,000	(3)	377,580	—
President and Chief Executive Officer (2)	2003	328,000	480,000	—		—	20,000	(5)

David L. Blank,	2005	157,125	338,353	—		10,000	1,247
Vice President — Operations	2004	150,000	176,777	—		40,000	3,719
	2003	150,000	144,888	—		—	2,750

Sean K. Nolen,	2005	157,125	200,000	—		6,000	2,840
Vice President, Chief	2004	150,000	151,500	—		100,000	5,000
Financial Officer,	2003	150,000	139,000	—		—	2,750
Treasurer and Secretary

(1)	On January 31, 2005, in accordance with the terms of the Cavco Industries, Inc. Stock Incentive Plan, we made proportionate adjustments to all outstanding Cavco stock options to take into account the two-for-one split of Cavco common stock effected on that date. The stock option share numbers for fiscal years 2004 and 2005 under the column “Securities Underlying Options” reflect these adjustments.

(2)	Cavco was spun-off from Centex Corporation in fiscal year 2004. Information with respect to Mr. Stegmayer for fiscal year 2003 reflects compensation paid for services in connection with Cavco and other operations of Centex. Based upon estimates of the actual time spent by Mr. Stegmayer in rendering services related to Cavco, $400,000 of the amount in fiscal year 2003 has been allocated to Cavco and included in Cavco’s financial statements for such fiscal year. The remainder, which was not allocated to Cavco, represents compensation for services performed by Mr. Stegmayer related to other business operations of Centex.

(3)	In fiscal year 2004, in connection with the spin-off of Cavco from Centex Corporation, Cavco granted to Mr. Stegmayer an award of restricted stock. The award was made pursuant to Mr. Stegmayer’s employment agreement and is evidenced by a restricted stock award agreement dated as of July 7, 2003. The value shown in the table is the number of shares of restricted stock granted to Mr. Stegmayer (55,096 shares, each of which was split into two shares pursuant to the January 2005 two-for-one stock split) times the closing price of Cavco common stock on the Nasdaq National Market on July 7, 2003, the effective date of the award. The value does not reflect a discount for the fact that the shares are restricted. Mr. Stegmayer is entitled to receive dividends on the restricted shares and has the right to vote the restricted shares, but the shares cannot be sold and are subject to forfeiture during the restricted period. The restricted stock vests over a three-year period with 25% becoming vested on the grant date and the remainder becoming vested in cumulative 25% increments on each of the first three anniversaries of the grant date so long as Mr. Stegmayer continues to be employed by Cavco.

As of March 31, 2005, one-half of Mr. Stegmayer’s restricted stock award (representing 55,096 shares on a post-split basis) had vested. Accordingly, as of that date, Mr. Stegmayer’s remaining restricted stock totaled 55,096 shares (on a post-split basis), valued at $1,332,221 (based on the closing price of Cavco common stock on the Nasdaq National Market on that date).

(4)	Except as noted in footnote 5, represents matching contributions to the named executive officer under or relating to Cavco’s 401(k) plan for the indicated fiscal year.

(5)	Represents the profit sharing contribution made by Centex Corporation to Mr. Stegmayer for the indicated fiscal year, none of which was allocated to Cavco.

Option Grants in Last Fiscal Year (1) (2)

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation for
	Individual Grants				Option Term

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees	Price	Expiration
Name	Granted (#)	in Fiscal Year	($/Sh) (3)	Date	5%($)	10%($)
Joseph H. Stegmayer	68,000	62.39%	20.00	6/22/2011	553,520	1,289,960
David L. Blank	10,000	9.17%	20.00	6/22/2011	81,400	189,700
Sean K. Nolen	6,000	5.50%	20.00	6/22/2011	48,840	113,820

(1)	Amounts set forth in the table reflect the number and value of options only. Cavco has not issued any stock appreciation rights.

(2)	The stock option share numbers and exercise prices shown in the table reflect adjustments to take into account the January 2005 two-for-one stock split.

(3)	These options were granted under the Cavco Industries, Inc. Stock Incentive Plan at an exercise price equal to the closing price of Cavco common stock on the Nasdaq National Market on June 22, 2004, the date of grant (which exercise price was subsequently adjusted to take into account the January 2005 two-for-one stock split). These options become exercisable at the following rate: (a) for Mr. Stegmayer, 25% on the date of grant and 25% on each of the first three anniversaries of the date of grant and (b) for Mr. Blank and Mr. Nolen, 25% on each of the first four anniversaries of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values (1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options		In-the-Money Options
			at Fiscal Year-End (#) (2)		at Fiscal Year-End ($) (3)
	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph H. Stegmayer	—	—	205,790	239,790	2,455,478	2,597,598
David L. Blank	—	—	20,000	30,000	252,600	294,400
Sean K. Nolen	—	—	50,000	56,000	631,500	656,580

(1)	Amounts set forth in the table reflect the number and value of options only. Cavco has not issued any stock appreciation rights.

(2)	The share numbers in this column take into account proportionate adjustments made to all Cavco stock options outstanding on January 31, 2005 in respect of the two-for-one split of Cavco common stock effected on that date.

(3)	Represents the difference between the closing price of Cavco common stock on the Nasdaq National Market on March 31, 2005 of $24.18 per share and the exercise price of such options (as adjusted to take into account the two-for-one stock split).

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Our compensation committee includes the following non-employee directors: Jack Hanna (Chairman), Jacqueline Dout and Michael H. Thomas. None of Cavco’s directors, officers or employees has any relationship requiring disclosure under Item 402(j) of SEC Regulation S-K.

Report of Compensation Committee on Executive Compensation

     Our compensation committee provides advice and recommendations to the board of directors concerning the salaries and bonuses of the executive officers of Cavco. The board approves those salaries and bonuses. The compensation committee also administers the Cavco Industries, Inc. Stock Incentive Plan and Cavco’s incentive compensation bonus plan and is authorized under such plans to grant options and make awards of cash, restricted stock and stock units to directors, officers and key employees of Cavco and its subsidiaries and to grant short-term and long-term incentive compensation awards to executive officers of Cavco. The compensation committee is composed of “non-employee directors”, as defined by Rule 16b-3(b)(3) promulgated under the Exchange Act, all of whom are independent under applicable Nasdaq National Market listing standards and NASD rules. This report describes the policies and principles that shape the structure of Cavco’s executive compensation program.

     Cavco’s executive compensation program is structured to achieve the following objectives:

•	to attract, retain and motivate highly qualified, energetic and talented executives necessary for Cavco to deliver consistently superior results;

•	to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

     To achieve its compensation objectives, Cavco has structured an executive compensation program using a combination of short-term and long-term elements: (1) annual salary, (2) annual bonus and (3) long-term incentive compensation in the form of stock options and, in some cases, performance-based bonuses, and awards of restricted stock. In addition, the executive officers of Cavco are eligible to receive other benefits, such as medical benefits and 401(k) matching contributions, which are generally available to employees of Cavco.

     In structuring the specific components of executive compensation, Cavco is guided by the following principles:

•	compensation programs should be performance based, market driven and stockholder aligned;

•	annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and similar types of companies that engage in one or more of the principal businesses in which Cavco engages;

•	bonus payments should vary with the individual’s performance and Cavco’s financial performance; and

•	a significant portion of compensation should be in the form of long-term incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained company performance and the achievement of Cavco’s strategic objectives.

     The compensation committee attempts to structure its compensation programs to the named executive officers as performance-based compensation that is tax deductible. However, the compensation committee may award compensation that is or could become non-deductible when such awards are in the best interest of Cavco, balancing tax efficiency with long-term strategic objectives.

     Base Salary. The compensation committee is responsible for recommending the base salary levels for the named executive officers. In developing salary amounts, the compensation committee reviews the salaries for similar positions in similarly-sized companies that engage in the manufactured housing business. The compensation committee confirmed that the base salaries of the named executive officers were consistent with its objective of setting base salaries within reasonable ranges for similar positions in competitive companies. In setting base salary levels, the compensation committee also considers the executive’s experience level and potential for significant contributions to Cavco’s profitability.

     Incentive Bonus. The compensation committee is also responsible for developing recommendations for the incentive bonuses awarded to the named executive officers at the end of each fiscal year. The annual incentive bonus program for the named executive officers has been structured to create financial incentives and rewards that are directly related to corporate performance during the fiscal year. For fiscal year 2005, a portion of the annual bonus was determined pursuant to metrics, including net profit performance, product quality and working capital management, and the satisfaction of various individual goals, approved by the compensation committee.

     Long-Term Compensation. The existing stock option program of Cavco, which is subject to annual review and may be revised or superseded in the future, is designed to provide incentive to the participants under such program, which include the named executive officers, to focus on maximizing Cavco’s return to stockholders and to plan and prepare properly for Cavco’s future. All outstanding stock options have been granted under the Cavco Industries, Inc. Stock Incentive Plan.

     Under the Cavco Industries, Inc. Stock Incentive Plan, a maximum of 900,000 shares of Cavco common stock (as adjusted to take into account the two-for-one split of Cavco common stock in January 2005) may be subject to grants of options or awards of restricted stock or stock units to officers, directors and key employees, provided that no more than 400,000 of such shares will be subject to awards of restricted stock or stock units. Options granted under the Stock Incentive Plan are non-qualified options, which do not meet the incentive stock option criteria set forth in Section 422 of the Internal Revenue Code of 1986, as amended. No person may be granted options under the Stock Incentive Plan for more than 500,000 shares in any one-year period. Shares covered by options that terminate or are canceled prior to exercise and shares of restricted stock, and shares covered by stock units, that are returned to us will again be available for grants of options and awards of restricted stock or stock units. Also, if the option price or any applicable tax withholding obligation payable upon exercise of an option is satisfied by the tender or withholding of shares, the number of shares so tendered or withheld will be eligible for grants of options and awards of restricted stock or stock units under the plan. The option price may not be less than 100% of the fair market value of the Cavco common stock at the time of grant. Recipients of restricted stock awarded under the plan are entitled to normal cash dividends on the restricted shares.

     No restricted stock or stock unit awards have been made under the Stock Incentive Plan. However, in fiscal year 2004, Mr. Stegmayer received a grant of restricted stock, which was made outside of the plan, pursuant to the terms of his employment agreement with Cavco, as described below under “CEO Compensation” and in the Summary Compensation Table.

     Cavco accounts for its stock-based compensation programs under Accounting Principles Board Opinion No. 25, under which no compensation expense is recognized, as all stock options have been granted with an exercise price equal to the fair value of common stock on the date of grant. Cavco has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123.

     CEO Compensation. The Chief Executive Officer of Cavco participates in the same compensation programs as the other executive officers, with each component of his compensation determined by the compensation committee according to the same criteria. Incentive compensation to Mr. Stegmayer for fiscal years 2004 and 2005, which included grants of stock options, was awarded in accordance with the existing incentive compensation plans and as required by Mr. Stegmayer’s employment agreement with Cavco. Under his employment agreement, Mr. Stegmayer’s is eligible to receive, and did receive, for each of fiscal years 2004 and 2005, a cash bonus in an amount equal to 3% of the first $2.5 million of pretax income for the fiscal year and 6% of pretax income for the fiscal year in excess of such amount. In fiscal year 2004, Mr. Stegmayer also received a restricted stock award in the amount of 55,096 shares of Cavco common stock (each of which was split into two shares pursuant to the two-for-one split of Cavco common stock in January 2005) in accordance with the terms of his employment agreement.

The stock options granted to Mr. Stegmayer in fiscal years 2004 and 2005 are listed in the Summary Compensation Table.

Compensation Committee

Jack Hanna, Chairman
Jacqueline Dout
Michael H. Thomas

Performance Graph

     The following graph compares the yearly change in the cumulative total stockholder return on Cavco common stock during the two fiscal years ended March 31, 2005 with the Nasdaq U.S. index and a peer group composed of companies with businesses in one or more of Cavco’s primary lines of businesses: the production and sale of manufactured homes. The companies comprising the peer group are weighted by their respective market capitalization and include the following: Cavalier Homes, Inc. Champion Enterprises, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc. (Class A Common Stock), Nobility Homes, Inc., Palm Harbor Homes, Inc. and Skyline Corporation. The comparison assumes $100 was invested on June 30, 2003 in Cavco common stock and in each of the foregoing indices, and assumes reinvestment of dividends.

CAVCO INDUSTRIES, INC.

	6/30/03	3/31/04	3/31/05
CAVCO INDUSTRIES, INC.	$100	$199	$261
NASDAQ U.S. INDEX	$100	$122	$123
PEER GROUP	$100	$152	$131

CERTAIN TRANSACTIONS

     In 2003, our board of directors approved an employment agreement with Mr. Stegmayer. The agreement provides for (a) a term of three years, (b) an annual base salary of no less than $225,000, (c) an annual cash bonus in an amount equal to 3% of the first $2.5 million of pretax income for the fiscal year and 6% of pretax income for the fiscal year in excess of such amount and (d) certain fringe benefits. If Mr. Stegmayer dies, or becomes disabled, or if Cavco terminates Mr. Stegmayer’s employment without cause prior to a change of control, or if Mr. Stegmayer resigns because of a breach by Cavco of the employment agreement, then Mr. Stegmayer (or his heirs or executor) will continue to receive his base salary for each fiscal year under the remaining term of the employment agreement and an average bonus based on the bonuses payable to him in the prior two years, plus an annual additional year of base salary, an average bonus and health insurance for such additional year from the date of termination. If, within two years after a change of control of Cavco, Mr. Stegmayer is terminated for any reason other than cause or voluntarily resigns, Cavco will pay to Mr. Stegmayer a lump sum termination payment equal to two times the sum of his then current base salary and average bonus.

     Pursuant to Mr. Stegmayer’s employment agreement, and in connection with the spin-off of Cavco from Centex Corporation in fiscal year 2004, Cavco granted Mr. Stegmayer an initial non-qualified option to purchase 188,790 shares of common stock, equal to 6% of all of the then-issued and outstanding shares of common stock (and which was proportionately adjusted to take into account the two-for-one split of Cavco common stock in January 2005). The option vests over a three-year period with 25% becoming vested on the grant date and the remainder becoming vested in cumulative 25% annual increments. In addition, pursuant to the employment agreement, Cavco agreed to grant to Mr. Stegmayer, as soon as reasonably practicable following each of the first and second anniversaries of the spin-off, additional non-qualified options to purchase a number of shares of common stock equal to not less than 1% of the then-issued and outstanding shares of common stock. These options were granted on June 22, 2004 and May 17, 2005. See “Stock Ownership – Management” and “Executive Compensation”. The vesting schedule of each such option grant matches the vesting schedule of the initial 6% grant.

     In addition, in connection with the spin-off, Centex Corporation agreed to continue to make compensation payments to Mr. Stegmayer in the aggregate amount of $600,000, $100,000 of which was paid on the date of the spin-off, $100,000 of which was paid at the conclusion of Cavco’s fiscal year 2004, and $400,000 of which will be paid on June 1, 2005, in consideration of his past services to Centex, his continued part-time employment with Centex through March 31, 2005, and his agreement not to compete with Centex.

     In 2003, our board of directors also approved an employment agreement with Mr. Nolen. The agreement provides for (a) a term of three years, (b) an annual base salary of no less than $150,000 and (c) an annual cash bonus in an amount to be determined from time to time by the board after consultation with the Chief Executive Officer. Mr. Nolen may also participate in all incentive, savings and retirement plans established or adopted and maintained by Cavco in accordance with its regular practices applicable to other similarly situated executives. If Mr. Nolen dies, or becomes disabled, or his employment is terminated without cause prior to the occurrence of a change in control, or if he resigns because of a breach by Cavco of the employment agreement, Mr. Nolen (or his heirs or executors) will continue to receive his base salary for 12 months. If within one year after the occurrence of a change in control, Mr. Nolen’s employment is terminated for any reason other than for cause, then Cavco will pay Mr. Nolen his then current annual base salary for 12 months.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP acted as Cavco’s independent registered public accounting firm to audit its books and records for fiscal year 2005, and the audit committee has appointed Ernst & Young as Cavco’s independent registered public accounting firm for fiscal year 2006, subject to ratification by Cavco stockholders.

     If the stockholders do not ratify the appointment, the audit committee will reconsider whether or not to retain Ernst & Young, but still may retain them. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Cavco and our stockholders.

     Representatives of Ernst & Young are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from Cavco stockholders.

Recommendation of the Board

     The board of directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young as Cavco’s independent registered public accounting firm for fiscal year 2006.

Audit Fees

     The audit committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young after January 21, 2004. Under these policies, the audit committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Services that do not come under this authority must be pre-approved separately by the audit committee. In determining whether or not to pre-approve services, the audit committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young.

     Cavco did not become a public company until June 30, 2003. Professional fees billed by Ernst & Young for fiscal year 2004 include fees billed for services performed by Ernst & Young related to the spin-off of Cavco from Centex. The aggregate fees billed for professional services by Ernst & Young in the last two fiscal years are as follows:

Type of Fees	Fiscal 2004	Fiscal 2005
Audit Fees	$249,000	$405,250
Audit-Related Fees	0	23,462
Tax Fees	0	65,875
All Other Fees	174,000	0

Total	$423,000	$494,587

     As used in the foregoing table:

•	“Audit Fees” are fees for professional services rendered by the principal accountant for the audit of annual financial statements, internal controls and review of financial statements included in Form 10-Q quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

•	“Audit-Related Fees” are fees for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the financial statements, including audits of employee benefit plans and accounting consultations, due diligence related to mergers, internal control reviews, and attest services that are not required by statute or regulation.

•	“Tax Fees” means fees for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.

•	“All Other Fees” includes all other fees for products and services provided by the principal accountant, including fees for auditing previous year’s financial statements and fees for permitted corporate finance assistance and permitted advisory services.

APPROVAL OF CAVCO INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN

     Our board of directors believes that the availability of stock options and other stock-based incentives is important to Cavco’s ability to attract and retain experienced employees and to provide an incentive for them to exert their best efforts on behalf of Cavco. As of May 6, 2005, out of a total of 900,000 shares of Cavco common stock authorized for issuance under the Cavco Industries, Inc. Stock Incentive Plan, approved in 2003 (the “2003 Stock Plan”), only 179,420 shares remained available for grant.

     Our board believes additional shares will be needed to provide appropriate incentives to key employees. Accordingly, on May 17, 2005, our board approved a new plan, called the Cavco Industries, Inc. 2005 Stock Incentive Plan (the “2005 Stock Plan”), subject to stockholder approval, to provide an additional 450,000 shares of Cavco common stock for issuance pursuant to stock-based awards that may be granted to officers, directors and key employees. Stockholder approval of the 2005 Stock Plan is also necessary to maintain the deductibility of certain performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).

     In addition to the 2005 Stock Plan, Cavco will continue to have the ability to grant awards under the 2003 Stock Plan until the share limit of the 2003 Stock Plan is exhausted.

     The complete text of the 2005 Stock Plan is attached to this proxy statement as Exhibit A. The following description of the 2005 Stock Plan is a summary of certain provisions of the plan and is qualified in its entirety by reference to Exhibit A.

Description of the 2005 Stock Plan

     General. Under the 2005 Stock Plan, a maximum of 450,000 shares of Cavco common stock may be subject to grants of options or awards of restricted stock or stock units to certain of our officers, directors and key employees, provided that no more than 200,000 of such shares will be subject to awards of restricted stock or stock units. No person may be granted options under the 2005 Stock Plan for more than 250,000 shares of common stock in any one-year period. Shares of common stock covered by options that terminate or are canceled prior to exercise and shares of restricted stock or shares covered by stock units that are returned to us will again be available for grants of options and awards of restricted stock or stock units. Also, if the option price or any applicable tax withholding obligation payable upon exercise of an option is satisfied by the tender or withholding of shares of common stock, the number of shares so tendered or withheld will be eligible for grants of options and awards of restricted stock or stock units under the plan. We may satisfy our tax withholding obligations by retaining shares of common stock that would otherwise be issuable on exercise by an optionee or deliverable upon vesting of an award of restricted stock or stock unit.

     Administration. The compensation committee of our board of directors, which is comprised solely of three “non-employee directors” as defined by Rule 16b-3(b)(3) under the Exchange Act, will have full and exclusive authority to administer the 2005 Stock Plan and to take all actions specifically contemplated by the plan or necessary or appropriate in connection with its administration. The compensation committee will select the individuals who will receive options and awards of restricted stock, stock units or cash under the plan. Options and restricted stock, stock units and cash awards are sometimes referred to collectively as “awards”. The compensation committee will determine the terms of the awards (to the extent not in the plan) and interpret the awards. The committee may:

•	provide for the extension of the exercisability of an option;

•	accelerate the vesting or exercisability of an option, restricted stock, stock unit or cash award;

•	eliminate or make less restrictive any restrictions applicable to an option, restricted stock, stock unit or cash award;

•	waive any restriction or other provision of the plan or any option, restricted stock, stock unit or cash award; or

•	otherwise amend or modify an option, restricted stock, stock unit or cash award in any manner that is either:

•	not adverse to the holder of the award; or

•	consented to by the holder of the award.

However, except to the extent resulting from application of the anti-dilution provisions of the 2005 Stock Plan described below, after an option has been awarded, the price at which shares of common stock may be purchased upon exercise of such option may not be amended, so as to reduce the exercise price, and no option may be granted in exchange for a previously granted option if the exercise price of the previously granted option is greater than the exercise price of the replacement option. The committee may correct any defect, supply any omission or reconcile any inconsistency in the plan or in any award in the manner and to the extent it deems necessary or desirable to further the purposes of the plan. The plan provides that any decision of the committee in the interpretation and administration of the plan is final, conclusive and binding on all parties concerned.

     Cash Awards. Awards of cash can be made to our officers and key employees under the 2005 Stock Plan. Such awards may be conditioned upon the achievement of performance goals designed to comply with Section 162(m) of the Tax Code.

     Options. An award under the 2005 Stock Plan may be in the form of an option to purchase Cavco common stock. Options granted under the plan will be non-qualified options, which will not satisfy the incentive stock option requirements of Section 422 of the Tax Code. The exercise price of an option may not be less than 100% of the fair market value of Cavco common stock at the time of grant.

     Options will become exercisable at such time or times not more than seven years from the date of grant as may be provided by their terms. The committee may, however, accelerate the time at which an option is exercisable without regard to its terms. Generally, all rights to exercise an option terminate within four months after the date the optionee ceases to be our employee or an employee of any of our affiliates, or ceases to be a director, for any reason other than death or disability. In the event of an optionee’s death, an option will terminate fifteen months thereafter. In the event of an optionee’s disability and resulting termination of employment, an option will terminate six months after such optionee’s employment termination date. However, if an option is held by a director who, on the date he or she ceases to be our director (and, if also an employee, ceases to be our employee), has at least ten years of service as our director, then all shares subject to such option will vest on the date the director ceases to be our director, and all rights to exercise such option will terminate three years thereafter.

     The compensation committee may, in its discretion, grant a new option or amend an outstanding option to provide an extended period of time during which an optionee can exercise the option. However, no option may be exercised later than seven years from the date of grant. If the employment of the optionee or the optionee’s service as a director is terminated for cause, the option shall thereafter be null and void for all purposes.

     Unless otherwise determined by the compensation committee and provided in the agreement evidencing an option, no option will be transferable except by will or the laws of descent and distribution, and during the lifetime of the optionee the option may be exercised only by the optionee or the optionee’s guardian or legal representative. The exercise price of options may be paid in cash, by check or wire transfer or, with the consent of the committee, by delivery or withholding of shares of our common stock, including actual or deemed multiple exchanges of shares.

     Restricted Stock and Stock Units. The 2005 Stock Plan also provides that shares of restricted stock and stock units may be awarded by the compensation committee to such eligible recipients as it may determine from time to time. As used in the plan, “restricted stock” means common stock that does not irrevocably vest in the holder or may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the terms and conditions set by the committee (which terms and conditions may include, among other things, the achievement of specific goals) have been satisfied. During the restricted period, unless specifically provided otherwise in accordance with the terms of the plan, the recipient of restricted stock will be the record owner of such shares and have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares. As used in the plan, a “stock unit” means a unit equal to, and which is paid out in the form of, one share of common stock, subject to the terms and conditions of the award set by the committee (which terms and conditions may include, among other things, the achievement of specific goals). A stock unit award will not represent any actual legal or beneficial interest in Cavco, and will not be entitled to any credit for cash dividends on common stock.

     The 2005 Stock Plan provides that the committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the restricted period with respect to all or any of the shares of restricted stock or stock units awarded to an individual on such terms and conditions as the committee may deem appropriate. Except as otherwise provided in the plan and the applicable award agreement, if during the restricted period an individual to whom restricted stock or stock units have been awarded ceases to be our employee or an employee of one of our affiliates, or ceases to be one of our directors for any reason, any restricted stock or stock units remaining subject to restrictions will be forfeited by the individual and transferred at no cost to us unless otherwise determined by the committee.

     Anti-dilution Provisions. The plan contains anti-dilution provisions applicable in the event of a change in the number of outstanding shares of Cavco common stock as a result of a subdivision or consolidation of outstanding shares, declaration of a dividend payable in shares or other stock split, in which event appropriate adjustments shall be made in:

•	the maximum number of shares subject to the plan;

•	the number of shares and option prices under then outstanding options;

•	the number of shares of restricted stock or stock units previously awarded under the plan; and

•	the number of shares that may be granted to any person in any one-year period under the plan.

     Similar adjustments will also be made in the event of any other recapitalization or capital reorganization of Cavco, any consolidation or merger of Cavco with another corporation or entity, the adoption by Cavco of any plan of exchange affecting the shares of Cavco common stock or any distribution to Cavco stockholders of securities or property (other than normal cash dividends or dividends payable in shares of Cavco common stock), to the extent necessary to preserve, without exceeding, the value of then outstanding options and shares of restricted stock and stock units. In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the compensation committee is authorized to issue new awards as it determines is appropriate in substitution for, or to reflect the assumption of, any other compensatory awards, whether or not awarded under the plan.

     In addition, in the case of a change in control of Cavco (as defined in the 2005 Stock Plan):

•	every option then outstanding will vest and become exercisable in full; and

•	every restriction with respect to outstanding shares of restricted stock, stock units and performance-based cash awards will terminate immediately prior to such change in control, to the extent not theretofore exercisable or free of restrictions, without regard to any limits on exercisability or any restrictions contained in the agreements evidencing such options, restricted stock, stock units or cash awards, but only if such options have not yet expired or been terminated or such awards have not yet been canceled or forfeited.

     The accelerated vesting and exercisability upon a change in control could be considered as having an anti-takeover effect. However, because the 2005 Stock Plan was approved by our board for the purposes and reasons discussed above and not for any perceived anti-takeover benefit, and because the maximum number of shares available under the plan would be insignificant compared to the total number of our authorized shares, our board of directors believes that this provision should not be considered as having any significant anti-takeover effect.

     Amendment of Plan. Our board of directors may, at any time, amend, suspend or terminate the 2005 Stock Plan for any purpose permitted by law. However, no amendment or alteration that would adversely affect the rights of any holder under any award previously granted to such person may be made without the consent of such person, and no amendment shall be effective prior to its approval by our stockholders to the extent such approval is required by law or any stock exchange or automated quotation system on which our common stock is listed or admitted to trading.

     Performance Awards. The compensation committee may determine that an option or an award of restricted stock, stock units or cash will be subject to restriction until one or more pre-established, objective performance goals established by the committee have been achieved. With respect to any such award, the restrictions will lapse and the award will vest only upon achievement of the goals. A performance goal may be based on one or more business criteria that apply to the recipient, one or more of our business units or us as a whole, and may include one or more of the following criteria: operating income, operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), pre-tax income, net income, net earnings per share, net earnings per share growth, return on beginning stockholders’ equity, return on average net assets, total stockholder return relative to other companies in a relevant industry group, debt/capitalization ratio and customer satisfaction. A performance goal need not be based upon an increase or positive result under a particular business criterion but may include, for example, maintaining the status quo or limiting economic losses, as measured by reference to such criterion. Performance goals must be established prior to the earlier to occur of 90 days after the commencement of the period of service to which the goals relate and the lapse of 25% of the period of service. Prior to the lapse of any applicable restrictions and the vesting of any award based on the achievement of performance goals, the committee must determine that the applicable performance goals were satisfied.

     No individual may be awarded restricted stock or stock units subject to performance goals designed to comply with Section 162(m) of the Tax Code having a value of more than $1.0 million in any given one-year period. Cash based performance awards designed to comply with Section 162(m) of the Tax Code are subject to a separate limit of no more than $1.0 million in any given one-year period for any individual.

Federal Income Tax Consequences

     The following is a brief summary of the federal income tax aspects of awards that may be made under the 2005 Stock Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This discussion is not to be construed as tax advice.

     Stock Awards. Federal income tax consequences with respect to options, restricted stock and stock units depend on the facts and circumstances of each award, and, in particular, the nature of any restrictions imposed with respect to the award. In general, if the stock which is the subject of an award is actually issued to a participant but is subject to a “substantial risk of forfeiture” (e.g., if rights to ownership of the stock are conditioned upon the future performance of substantial services by the participant), a taxable event occurs only when the risk of forfeiture ceases. When the substantial risk of forfeiture ceases, the participant will realize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture terminates over the participant’s cost for such stock (if any), and the same amount is then deductible by Cavco as compensation. If the restrictions with respect to the award, by their nature, do not subject the participant to a “substantial risk of forfeiture” of the stock, then the participant will realize ordinary income at the time of grant to the extent of the excess of the fair market value of the stock over the participant’s cost (if any). The same amount is then deductible by Cavco. If no stock is actually issued to the participant at the time the award is granted, the participant will realize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost (if any). The same amount is then deductible by Cavco.

     Stock Options. The stock options granted under the 2005 Stock Plan will be non-qualified stock options. Upon the exercise of a non-qualified stock option, the optionee recognizes ordinary taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Cavco is entitled to a deduction in an amount equal to the income recognized by the optionee. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified stock option will be treated generally as capital gain or loss, but only taxed at the more favorable capital gains tax rate if held for the requisite holding period, which, ordinarily, is a period of more than 12 months.

     General. A participant’s tax basis in shares purchased or awarded under the 2005 Stock Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant in connection with the transfer of the shares. The participant’s holding period for the shares begins immediately after ordinary income is recognized with respect to the transfer of the shares If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

     Tax Deductibility Cap. Section 162(m) of the Tax Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by Cavco for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” As described in “Report of Compensation Committee on Executive Compensation,” the compensation committee believes that compensation to its executives should involve a direct and substantial link with financial measures that affect shareholder values. This generally permits the compensation committee to structure grants and awards under the 2005 Stock Plan to “covered employees” as performance-based compensation that is exempt from Section 162(m). However, the compensation committee may award compensation that is or may become non-deductible when such grants are in the best interest of Cavco, balancing tax efficiency with long-term strategic objectives.

Recommendation of the Board

     The board of directors unanimously recommends that the 2005 Stock Plan be approved. The 2005 Stock Plan will be approved if the proposal receives the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the proposal. Abstentions and broker non-votes are not counted as voted on the proposal and therefore will have no effect on the results of the vote. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the 2005 Stock Plan.

Other Equity Compensation Plans

     The following table sets forth information, as of March 31, 2005, regarding the 2003 Stock Plan and the restricted stock award made by Cavco to Mr. Stegmayer in fiscal year 2004. The 2003 Stock Plan and Mr. Stegmayer’s restricted stock award were approved by the sole stockholder of Cavco in June 2003 prior to the spin-off of Cavco from Centex Corporation. The 2003 Stock Plan is currently the only equity compensation plan maintained by Cavco.

     The 2003 Stock Plan provides for the grant of stock options, restricted stock, stock units and cash awards. Our compensation committee administers this plan and has the authority to make grants thereunder. The 2003 Stock Plan provides for immediate vesting of outstanding grants and awards upon a change in control of Cavco, as defined in the plan.

(c)
Number of securities
	(a)		(b)	remaining available for
	Number of securities		Weighted-average	future issuance under
	to be issued upon		exercise	equity compensation
	exercise of		price of outstanding	plans [excluding
	outstanding options,		options, warrants and	securities reflected in
	warrants and rights		rights	column (a)]
2003 Stock Plan	720,580		$13.34	179,420

Stegmayer Restricted Stock Award	55,096	(1)	—	—

(1)	Represents the number of restricted shares held by Mr. Stegmayer at March 31, 2005.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires Cavco directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and Nasdaq. Such persons are required by SEC regulations to furnish Cavco with copies of all Section 16(a) reports that they file with the SEC.

     Based solely on its review of the copies of such reports received by it with respect to fiscal year 2005 or written representations from certain reporting persons, Cavco believes that its directors, executive officers and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities have complied with all filing requirements of Section 16(a) for fiscal year 2005 applicable to such persons.

Code of Conduct

     Cavco has adopted a code of conduct that applies to all Cavco employees, including Cavco’s Chief Executive Officer, Chief Financial Officer and Controller. Cavco’s code of conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that Cavco files with, or submits to, the SEC and in other public communications made by Cavco;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code of conduct; and

•	accountability for adherence to the code of conduct.

     Cavco has posted the text of its code of conduct on its Internet website at www.cavco.com. Cavco’s code of conduct will remain accessible on its Internet website. However, if Cavco ever desires to remove its code of conduct from its Internet website, then, prior to such removal, Cavco will either file its code of conduct as an exhibit to its Annual Report on Form 10-K filed with the SEC or will undertake in an Annual Report on Form 10-K to provide a copy of the code of conduct to any person without charge.

Form 10-K

     Stockholders entitled to vote at the annual meeting may obtain a copy of Cavco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, including the financial statements, required to be filed with the SEC, without charge, upon written or oral request to Cavco Industries, Inc., Attention: Sean K. Nolen, Secretary, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona, (602) 256-6263.

Stockholder Proposals

     Cavco’s 2006 annual meeting of stockholders is scheduled to be held on June 20, 2006. In order to be considered for inclusion in Cavco’s proxy material for that meeting, stockholder proposals must be received at Cavco’s principal executive offices, addressed to the attention of the Secretary, not later than January 23, 2006.

     For any proposal that is not submitted for inclusion in Cavco’s proxy material for the 2006 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits Cavco’s management to exercise discretionary voting authority under proxies it solicits unless Cavco is notified about the proposal no earlier than December 23, 2005 and no later than March 23, 2006, and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Cavco’s bylaws further provide that, to be considered at the 2006 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the principal executive offices of Cavco no earlier than December 23, 2005 and no later than March 23, 2006, and must contain the information specified by and otherwise comply with Cavco’s bylaws. Any stockholder wishing to receive a copy of Cavco’s bylaws should direct a written request to the Secretary at Cavco’s principal executive offices.

Cavco Website

     In this proxy statement, we state that certain information and documents are available on the Cavco website. These references are merely intended to suggest where additional information may be obtained by our stockholders, and the materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this proxy statement.

By Order of the Board of Directors

SEAN K. NOLEN
Vice President, Chief Financial Officer,
Treasurer and Secretary

Phoenix, Arizona
May 20, 2005

EXHIBIT A

CAVCO INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN

1.	Objectives. The Cavco Industries, Inc. 2005 Stock Incentive Plan (the “Plan”) is designed to retain selected Directors of Cavco Industries, Inc. and employees of Cavco Industries, Inc. and all subsidiaries, partnerships and affiliates with regard to which Cavco Industries, Inc. owns, directly or indirectly, at least 80% of the ownership interest therein, and reward them for making significant contributions to the success of Cavco Industries, Inc. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants with a financial interest in the growth and performance of the Company. The Plan shall not constitute a “qualified plan” subject to the limitations of Section 401(a) of the Code, nor shall it constitute a “funded plan” for purposes of such requirements. This Plan shall be exempt from the participation, vesting, funding requirements and the fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Act” means the Securities Exchange Act of 1934, as amended.

“Administrator” means (i) the Board, during any period in which there is no Compensation Committee of the Board comprised of two or more nonemployee Directors or in which the Board elects to exercise the authority of the Administrator or (ii) the Compensation Committee of the Board, during all other periods.

“Affiliate” means any direct or indirect subsidiary or parent of Cavco Industries and any partnership, joint venture, limited liability company or other business venture or entity in which Cavco Industries owns directly or indirectly at least 80% of the ownership interest in such entity, as determined by the Administrator in its sole and absolute discretion (such determination by the Administrator to be conclusively established by the grant of an Award by the Administrator to an officer or employee of such an entity).

“Award” means a Cash Award, Option, Restricted Stock Award, or Stock Unit Award.

“Award Agreement” means an agreement between Cavco Industries and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

“Beneficiary” means such person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, designated by the Participant in a written election filed with the Administrator as entitled to receive the Participant’s Award(s) in the event of the Participant’s death, or if no such election shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Administrator, the person or persons entitled thereto under the last will of such deceased Participant, or if such decedent left no will, to the legal heirs of such decedent determined in accordance with the laws of intestate succession of the state of the decedent’s domicile.

“Board” means the Board of Directors of Cavco Industries, as the same may be constituted from time to time.

“Cash Award” means an award denominated in cash.

“Cavco Industries” means Cavco Industries, Inc., a Delaware corporation, or any successor thereto.

“Change in Control” unless otherwise defined by the Administrator, means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, whether or not Cavco Industries is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

(i) a third person, including a “Group” as defined in Section 13(d)(3) of the Act, becomes the beneficial owner of Shares having fifty (50) percent or more of the total number of votes that may be cast for the election of Directors; or

(ii) as a result of, or in connection with, a contested election for Directors, persons who were Directors immediately before such election shall cease to constitute a majority of the Board.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means each of Cavco Industries, Inc. and its Affiliates.

“Director” means an individual who is a member of the Board.

“Disability” means a disability that entitles the Participant to benefits under the long-term disability plan sponsored or adopted by a Company that covers the Participant.

“Employment” means employment with a Company.

“Expiration Date” means, as to an Award, that date which is seven years from the Grant Date of such Award or such other period (not beyond seven years) as the Administrator may determine.

“Fair Market Value” means the closing price per Share as of a particular date reported on the consolidated transaction reporting system for The Nasdaq Market, Inc. or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was reported.

“Grant Date” means the date an Award is made to a Participant hereunder.

“Grant Price” means the Fair Market Value on the Grant Date.

“Option” means a non-qualified Option to purchase one or more Shares granted under and pursuant to the Plan. A non-qualified Option does not satisfy the requirements of Section 422 of the Code, or any successor provision.

“Participant” means an employee or a nonemployee Director of a Company to whom an Award has been made under this Plan.

“Payout” means the issuance or delivery of Shares that were the subject of a Restricted Stock Award or Stock Unit Award without restrictions.

“Payout Date” means the date a Award becomes payable pursuant to Section 7(c)(iii).

“Plan” means this Cavco Industries, Inc. 2005 Stock Incentive Plan, as set forth herein and as may be amended from time to time.

“Restricted Stock” means a right to receive at Payout the number of Shares covered by an Award, subject to the terms of this Plan and the applicable Award Agreement.

“Restricted Stock Award” means an award of Restricted Stock granted to a Participant pursuant to any applicable terms, conditions and limitations as the Administrator may establish in order to fulfill the objectives of the Plan.

“Retirement” means the termination of a Participant’s Employment due to retirement on or after age 62 provided that the Participant has at least ten years of service with one or more Companies.

“Share” means a share of Cavco Industries common stock, par value $.01, and any share or shares of capital stock or other securities of Cavco Industries hereafter issued or issuable upon, in respect of or in substitution or in exchange for each present share. Such shares may be unissued or reacquired shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

“Stock Unit” means a unit equal to one Share subject to the terms of the Plan and the applicable Award Agreement. A Stock Unit does not represent any actual legal or beneficial interest in Cavco Industries.

“Stock Unit Award” means an award of Stock Units granted to a Participant pursuant to any applicable terms, conditions and limitations as the Administrator may establish in order to fulfill the objectives of the Plan.

“Termination Date” means the last date on which the Participant is carried on a Company’s payroll as an employee.

3.	Eligibility. Certain officers, Directors, and key employees of the Company and individuals who have agreed to become employees of the Company and are expected to become such employees within the following six months are eligible for Awards under this Plan, as determined in the sole discretion of the Administrator. The Administrator shall select the Participants in the Plan from time to time as evidenced by the grant of Awards under the Plan.

4.	Plan Administration. The Plan shall be administered by the Administrator, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate in its sole discretion. The Administrator shall determine all terms and conditions of the Awards. The Administrator may, in its discretion, provide for the extension of the exercisability of an Option, accelerate the vesting, exercisability, or Payout of an Award, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of this Plan or an Award Agreement or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding the Award or (ii) consented to by such Participant, provided, however, that except for adjustments described in Section 11, the Grant Price of any Option shall not be amended, and no Option may be granted in exchange for a previously granted Option if the exercise price of the previously granted Option is greater than the exercise price of the replacement Option. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator deems necessary or desirable to further the purposes of the Plan. Any decision of the Administrator in the interpretation and administration of the Plan is final, conclusive and binding on all parties concerned.

5.	Delegation of Authority. The Administrator may delegate to one or more employees of the Company the performance of non-discretionary functions under this Plan.

6.	Shares Available for Awards. Subject to Section 11 below, the maximum number of Shares that may be awarded under this Plan is 450,000, provided that no more than 200,000 of such Shares will be subject to awards of Restricted Stock or Stock Units. Shares covered by Options that terminate or are canceled prior to exercise and Shares of Restricted Stock or Shares covered by Stock Units returned to Cavco Industries will again be available for grants of Options, Restricted Stock Awards, and Stock Unit Awards. Also, if the Option price or any applicable tax withholding obligation payable upon exercise of an Option is satisfied by the tender or withholding of Shares, the number of Shares so tendered or withheld will be eligible for grants of Options, Restricted Stock Awards, and Stock Unit Awards under this Plan. The Administrator may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of Cavco Industries shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Awards.

7.	Awards. The granting of Awards under this Plan shall be entirely discretionary, and nothing in this Plan shall be deemed to give any employee of the Company any right to participate in this Plan or to be granted an Award. Awards shall be granted to Participants at such times and subject to Section 6 above, in such amounts as the Administrator, in its sole and absolute discretion, shall determine.

(a) Cash Award. An Award to an officer or key employee of the Company may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Administrator in order to fulfill the objectives of the Plan.

(b) Option. An Award to an officer, key employee, or Director of the Company may be in the form of an Option. The Grant Price of an Option shall be not less than 100% of the Fair Market Value of the Shares subject to such Option on the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Administrator.

(i) Option Period. Options will become exercisable at such time or times not more than seven (7) years from the Grant Date as may be provided by the applicable Award Agreement, subject to the following limits:

(A) Except as is otherwise provided in the Award Agreement and as provided below in this subsection (A), all rights to exercise an Option shall terminate within four (4) months after the date the optionee ceases to be an employee of the Company, or ceases to be a Director, whichever may occur later, for any reason other than death or Disability (but in no event later than the end of the original period of the Option). In the event of an optionee’s death, an Option will terminate fifteen (15) months thereafter. In the event of an optionee’s Disability and resulting termination of Employment, an Option will terminate six (6) months after such optionee’s Employment Termination Date. However, if an Option is held by a Director who, on the date he or she ceases to be a Director (and, if also an employee, ceases to be an employee), has at least ten (10) years of service as a Director, then all Shares subject to such Option will vest on the date the Director ceases to be a Director, and all rights to exercise such Option will terminate three (3) years thereafter.

(B) The Administrator may, in its discretion, grant a new Option or amend an outstanding Option to provide an extended period of time during which an optionee can exercise such Option to the maximum permissible exercise period (seven (7) years from the original Grant Date) for which such Option would have been exercisable in the absence of the optionee’s ceasing to be an employee of the Company or ceasing to be a Director. In no case may any Option be exercised later than seven years from the Grant Date. If the Employment of the optionee or the optionee’s service as a Director is terminated for cause, the Option shall thereafter be null and void for all purposes.

(ii) Payment of Option/Exercise Price. The exercise price of an Option may be paid in cash, by check or wire transfer or, with the consent of the Administrator, by delivery or withholding of Shares, including actual or deemed multiple exchanges of Shares. The exercise price shall be paid at the time of delivery of Shares.

(c) Restricted Stock Award. An Award to an officer, key employee, or Director of the Company may be in the form of a Restricted Stock Award which shall be subject to vesting or forfeiture as described below. Cash dividends on Restricted Stock shall be paid directly to the holder of the Restricted Stock Award.

(i)	Vesting of Awards.

(A) Unless different terms are set by the Administrator, a Restricted Stock Award shall be immediately 25% vested on its Grant Date and shall become vested in cumulative 25% increments on each of the first through third anniversaries of such Grant Date, so that on the third anniversary of the Grant Date the Award will be 100% vested; provided, however, that the Participant must be in continuous Employment from the Grant Date through the date of the applicable anniversary in order for the Restricted Stock Award to vest.

(B) A Participant’s Restricted Stock Award shall be fully vested, irrespective of the limitations set forth in subparagraph (A) above, in the event of (i) a Change in Control, as provided for in Section 8 below, provided that the Participant has been in continuous Employment from the Grant Date until the date of such Change in Control or (ii) Retirement of the Participant.

(ii) Forfeiture of Restricted Stock Awards. Except as otherwise provided in subsection (i) above and the applicable Award Agreement, if a Participant’s Employment is terminated for any reason, the Participant shall forfeit his or her Restricted Stock Award(s) with respect to any portion that is not vested as of such Participant’s Termination Date and such portion will be transferred at no cost to Cavco Industries unless otherwise determined by the Administrator. Prior to vesting, a Restricted Stock Award, with the approval of the Administrator, shall be fully vested on the date selected by the Administrator on or after the date the Participant satisfies the definition of Disability.

(iii) Removal of Restrictions. As soon as practicable following a determination that a Participant’s Restricted Stock Award is vested, but not later than five (5) business days after the date of such vesting, Cavco Industries shall remove the employment-related restrictions from the Shares except that no fractional Shares will be issued and in lieu thereof cash will be paid to the Participant.

(d) Stock Unit Award. An Award to an officer, key employee, or Director of the Company may be in the form of a Stock Unit Award. The term of a Stock Unit Award shall run from the Grant Date to the Expiration Date, subject to early Payout or forfeiture as described below. Credit for cash dividends on Stock Units will not be allowed (or accrued) prior to the Payout.

(i)	Vesting of Awards.

(A) Unless different terms are set by the Administrator, a Stock Unit Award shall be immediately 25% vested on its Grant Date and shall become vested in cumulative 25% increments on each of the first through third anniversaries of such Grant Date, so that on the third anniversary of the Grant Date the Award will be 100% vested; provided, however, that the Participant must be in continuous Employment from the Grant Date through the date of the applicable anniversary in order for the Stock Unit Award to vest.

(B) A Participant’s Stock Unit Award shall be fully vested, irrespective of the limitations set forth in subparagraph (A) above, in the event of (i) a Change in Control, as provided for in Section 8 below, provided that the Participant has been in continuous Employment from the Grant Date until the date of such Change in Control or (ii) Retirement of the Participant.

(ii) Forfeiture of Stock Unit Awards. Except as otherwise provided in subsection (i) above and the applicable Award Agreement, if a Participant’s Employment is terminated for any reason, the Participant shall forfeit his or her Stock Unit Award(s) with respect to any portion that is not vested as of such Participant’s Termination Date and such portion will be transferred at no cost to Cavco Industries unless otherwise determined by the Administrator.

(iii) Payouts of Stock Unit Awards. Payouts will occur as follows:

(A) Automatic Payout on Expiration Date. When a Participant’s Stock Unit Award has vested, such Award shall have an automatic Payout on the Expiration Date of such Stock Unit Award.

(B) Early Payouts. In addition to automatic Payout on the Expiration Date, there may be an early Payout of the vested portion of a Stock Unit Award as follows:

(1) Termination of Employment (whether voluntary or involuntary). The vested portion of each Stock Unit Award shall have an automatic Payout on the Participant’s Termination Date.

(2) Death. If a Participant dies prior to the Expiration Date, such Participant’s Stock Unit Award, to the extent vested, shall have an automatic Payout as of the date of the Participant’s death and be made to the Participant’s Beneficiary.

(3) Disability. Prior to the Expiration Date, a Stock Unit Award, with the approval of the Administrator, shall both be fully vested and have an automatic Payout on the date selected by the Administrator on or after the date the Participant satisfies the definition of Disability.

(4) Early Payout Request. A Participant may request that the Administrator consider an early Payout to him or her with respect to any vested portion of a Stock Unit Award. The Administrator will consider such request at such time as it deems appropriate and determine in its sole and absolute discretion whether to allow such early Payout, and then notify the Participant of its decision.

(iv) Form of Payout. As soon as practicable following a determination that Payout of a Participant’s Stock Unit Award shall be made as described in paragraph (iii), but not later than five (5) business days after the required Payout Date, Cavco Industries shall make a Payout to the Participant. All Payouts shall be made in Shares except that no fractional Shares will be issued and in lieu thereof cash will be paid to the Participant.

(v) Delivery of Share Certificates. As promptly as may be practicable following a Payout, Cavco Industries shall make delivery of one or more Share certificates, either by delivery of a physical certificate or an electronic transfer to a broker, for the appropriate number of Shares.

(e) Performance Award. The Administrator may determine that an Award will be subject to restriction until one or more pre-established, objective performance goals established by the Administrator have been achieved. With respect to any such Award, the restrictions will lapse and the Award will vest only upon achievement of the goals. A performance goal may be based on one or more business criteria that apply to the recipient, one or more business units of Cavco Industries or the Company as a whole, and may include one or more of the following criteria: operating income, operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), pre-tax income, net income, net earnings per Share, net earnings per Share growth, return on beginning stockholders’ equity, return on average net assets, total Shareholder return relative to other companies in a relevant industry group, debt/capitalization ratio and customer satisfaction. A performance goal need not be based upon an increase or positive result under a particular business criterion but may include, for example, maintaining the status quo or limiting economic losses, as measured by reference to such criterion. Performance goals must be established prior to the earlier to occur of ninety (90) days after the commencement of the period of service to which the goals relate and the lapse of twenty-five (25) percent of the period of service. Prior to the lapse of any applicable restrictions and the vesting of any Award based on the achievement of performance goals, the Administrator must determine that the applicable performance goals were, in fact, satisfied.

(f) Notwithstanding anything contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i) No individual may be awarded Options (including Options awarded as Performance Awards) that are exercisable for more than 250,000 Shares in any one-year period;

(ii) No individual may be awarded a Restricted Stock Award or Stock Unit Award subject to performance goals designed to comply with Section 162(m) of the Code on shares having a having a Fair Market Value on the Grant Date of the Award of more than $1,000,000 in any one-year period (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter referred to as the “Stock Based Awards Limitations”); and

(iii) No individual may be awarded a Cash Award subject to performance goals designed to comply with Section 162(m) of the Code having a value of more than $1,000,000 in any one-year period.

8.	Change in Control. Notwithstanding the provisions of Section 7 hereof, unless otherwise expressly provided in the applicable Award Agreement, or as otherwise specified in the terms of an Award, in the event of a Change in Control during a Participant’s employment (or service as a nonemployee Director) with the Company or one of its Affiliates, each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable, with performance-based awards vested at target level (regardless of the otherwise applicable vesting or exercise schedules or performance goals provided for under the Award Agreement or the terms of the Award); provided however, that this Section 8 shall not apply with respect to Awards that have expired or been terminated, canceled or forfeited.

9.	Tax Withholding. Cavco Industries may satisfy withholding obligations with respect to any Award or Payout by retaining, or accepting delivery by the Participant of, at the time of Award or Payout, or the exercise or vesting of an Award, as appropriate, a number of Shares, based on the Fair Market Value on such date, for payment of taxes required by law.

10.	Non-Assignability. Unless otherwise determined by the Administrator and provided in the applicable Award Agreement, no Award or Payout or any other benefit under this Plan shall be assignable or otherwise transferable except to a Beneficiary or by will, the laws of descent and distribution or a domestic relations order, and during the lifetime of the optionee the Option may be exercised only by the optionee or the optionee’s guardian or legal representative. The Administrator may prescribe other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 10 shall be null and void.

11. Changes in Shares and Certain Corporate Transactions.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of Cavco Industries or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of Cavco Industries or its business or any merger or consolidation of Cavco Industries, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Shares) or the dissolution or liquidation of Cavco Industries, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding Shares, declaration of a dividend payable in Shares or other stock split, then (i) the number of Shares reserved under this Plan, (ii) the number of Shares covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of Cavco Industries, any consolidation or merger of Cavco Industries with another corporation or entity, the adoption by Cavco Industries of any plan of exchange affecting Shares or any distribution to holders of Shares of securities or property (other than normal cash dividends or dividends payable in Shares), the Board shall make appropriate adjustments to (x) the number of Shares reserved under this Plan and (y)(i) the number of Shares covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Administrator shall be authorized (x) to issue new Awards in substitution for previously issued compensatory awards, including Awards, as deemed appropriate by the Board or (y) to reflect the assumption of, any other compensatory award (including Awards), whether or not awarded under the Plan.

12.	Requirements of Law. Notwithstanding anything herein to the contrary, Cavco Industries shall not be required to issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or Cavco Industries of any provisions of any law or regulation of any governmental authority or any national securities exchange, automated quotation system or other self regulated organization, and as a condition of any issuance of Shares under any Award, Cavco Industries may require such agreements or undertakings, if any, as Cavco Industries may deem necessary or advisable to ensure compliance with any such law or regulation.

13.	Amendment, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of Cavco Industries to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which Cavco Industries’s stock is listed or automated quotation system or other self regulated organization to which such stock is admitted for trading.

14.	Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants representing Awards, any such accounts shall be used merely as a bookkeeping convenience. Cavco Industries shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall Cavco Industries, the Board or the Administrator be deemed to be a trustee of any Awards to be granted under this Plan. Any liability or obligation of Cavco Industries to any

Participant with respect to a grant of Awards under this Plan shall be based solely upon any contractual obligations that may be created under this Plan, and no such liability or obligation of Cavco Industries shall be deemed to be secured by any pledge or other encumbrance on any property of Cavco Industries. None of Cavco Industries or any other Company, the Board or the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

Notwithstanding the foregoing, upon the occurrence of a Change in Control each company whose employees are Participants shall, as soon as possible, but in no event longer than 15 days following the Change in Control, make an irrevocable contribution to a trust established by Cavco Industries in an amount sufficient to fully pay the entire benefit to which each Participant employed by such company would be entitled pursuant to the terms of this Plan as of the date on which such Change in Control occurs. In its sole discretion, Cavco Industries may establish such a trust at any time prior to a Change in Control and may make contributions to such trust in Shares or in cash which would be used to acquire Shares to transfer to Participant. Any such trust shall be designed to assist Cavco Industries in satisfying its obligations under this Plan; but it shall remain subject to the claims of its creditors.

15.	No Employment Guaranteed. No provision of this Plan or any Award Agreement hereunder shall confer any right upon any employee to continued Employment with the Company.

16.	No Stockholder Rights. A recipient of an Option shall have no rights as a holder of the Shares subject thereto unless and until the Option has been exercised in accordance with this Plan and the Award Agreement. Unless specifically provided otherwise in the applicable Award Agreement, and in accordance with the terms of the Plan, the recipient of any Restricted Stock Award shall be the record owner of such Shares, and have all the rights of a stockholder with respect to such Shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares.

17.	Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction.

18.	Indemnification. Neither the members of the Board nor any member of the Compensation Committee, acting in the capacity of Administrator, shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Award granted under it, and the members of the Board and the Administrator shall be entitled to indemnification and reimbursement by Cavco Industries in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may be in effect from time to time.

19.	Release. Any issuance or transfer of Shares or other payment to a Participant or to his legal representative, heir, legatee or distributee in accordance with the provisions hereof shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board or Administrator may require any Participant or legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR ITEMS 2 AND 3, and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

Please mark your vote as indicated in this example	☒

The Board of Directors recommends a vote “FOR” the election of the two nominees in Item 1 and “FOR” Items 2 and 3.		FOR BOTH (except as marked to the contrary)	WITHHOLD FOR BOTH
1.	Election of two directors to serve until the Annual Meeting of Stockholders in 2008.	☐	☐

Nominees
01 Joseph H. Stegmayer
02 Michael H. Thomas

Instructions: To withhold authority to vote for either nominee, write the nominee’s name on the following line.

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of independent auditor for fiscal 2006.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval of the Cavco Industries, Inc. 2005 Stock Incentive Plan.	☐	☐	☐

4.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature	Signature	Date

Please sign exactly as your name appears on your stock certificate. For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet voting and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet vote or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cvco Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

CAVCO INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – JUNE 21, 2005

The undersigned hereby appoints Jacqueline Dout and Steven G. Bunger, or either of them, proxy, with full power of substitution, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Cavco Industries, Inc. to be held June 21, 2005, or any adjournment thereof, all shares of Common Stock of Cavco Industries, Inc. registered in the name of the undersigned at the close of business on May 6, 2005.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR ITEMS 2 AND 3. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 4.

By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement for the June 21, 2005 Annual Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲